Exhibit 23.2




                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-101199 on Form S-4 of USA Interactive of our report dated February 4, 2002 (March 9, 2002, as to Note 15 of the financial statements), appearing in the Transition Report on Form 10-K of Expedia, Inc. and subsidiaries for the six-month period ended December 31, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
January 20, 2003